                      NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT, dated as of April 30, 1997 is made by and between L-3 Communications Holdings, Inc., a Delaware corporation hereinafter referred to as the "Company", and Robert V. LaPenta, an employee of the Company or a Subsidiary (as defined below) or Affiliate (as defined below) of the Company, hereinafter referred to as "Optionee".

         WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Class A Common Stock ("Class A Common Stock");

         WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

         WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Options provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Options;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1 - Active Trading Market

         "Active Trading Market" shall mean, as to the Company's common stock, that the Company's common stock is listed or quoted on a national exchange or the NASDAQ National Market.

Section 1.2 - Affiliate

         "Affiliate", as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

Section 1.3 - Applicable Percentage

         "Applicable Percentage" shall mean the percentage set forth on Schedule B attached hereto.

Section 1.4 - Board of Directors

         "Board of Directors" shall mean the Board of Directors of the Company.

Section 1.5 - Cause

         "Cause" shall have the meaning of "Cause" set forth in Section 6.2(b) of the Employment Agreement.

Section 1.6 - Change of Control

         "Change of Control" shall mean an acquisition of all or substantially all of the direct and indirect assets of the Company and its Subsidiaries (by merger, consolidation, stock or asset sale or otherwise), unless immediately following any such transaction Lehman, LBHI and Lockheed Martin and their affiliates own 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally of the Company or the acquiror of such assets, as the case may be.

Section 1.7 - Class A Common Stock

         "Class A Common Stock" shall have the meaning set forth in the recitals of this Agreement.

Section 1.8 - Class B Common Stock

         "Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Company.

Section 1.9 - Class C Common Stock

         "Class C Common Stock" shall mean the Class C Common Stock, par value $.01 per share, of the Company.

Section 1.10 - Closing Date

         "Closing Date" shall mean date on which the consummation of the transactions contemplated by the Transaction Agreement occurs.

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                                                                              3


Section 1.11 - Code

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.12 - Committee

         "Committee" shall mean the Compensation Committee of the Company.

Section 1.13 - Common Stock

         "Common Stock" shall mean the Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company.

Section 1.14 - Common Stock Subscription Agreement

         "Common Stock Subscription Agreement" shall mean that certain Common Stock Subscription Agreement dated as of the date hereof between the Optionee and the Company.

Section 1.15 - Cumulative EBITDA Target

         "Cumulative EBITDA Target" shall mean the Cumulative EBITDA Targets as set forth in Schedule A attached hereto.

Section 1.16 - Disability

         "Disability" shall have the meaning of "Disability" set forth in
Section 6.3 of the Employment Agreement.

Section 1.17 - EBITDA

         "EBITDA" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis as of the last day of any fiscal year, the audited consolidated net income (excluding without duplication, (a) extraordinary gains and losses in accordance with GAAP, (b) gains and losses in connection with asset dispositions whether or not constituting extraordinary gains and losses and (c) gains or losses on discontinued operations) for such period, plus (x) consolidated interest expense for such period and (y) to the extent deducted in computing such consolidated net income, the sum of income taxes, depreciation and amortization for the year ended on such date; provided, however, that for any calculation of EBITDA for the year ending December 31, 1997, EBITDA shall be deemed to be EBITDA from March 31, 1997 to the last day of such period.

Section 1.18 - EBITDA Target

         "EBITDA Target" shall mean the EBITDA Targets as set forth in Schedule A attached hereto.

Section 1.19 - Employment Agreement

         "Employment Agreement" shall mean the employment agreement between the Optionee and the Company dated as of the date hereof, and as amended from time to time.

Section 1.20 - Exercise Price

         "Exercise Price" shall mean $6.47 per share of Class A Common Stock, as adjusted pursuant to Section 2.4 herein.

Section 1.21 - Fiscal Year

         "Fiscal Year" shall mean the most recently completed fiscal year of the Company.

Section 1.22 - FMV per Share

         "FMV per Share" shall mean: (i) if determined upon a Public Offering, the offering price per share of Common Stock; (ii) if determined upon a Change of Control, the value of the equity of the Company divided by the total number of outstanding shares of Common Stock of the Company; and (iii) otherwise, fair market value of the equity of the Company, as determined by the Board of Directors in good faith (based on the opinion of an independent nationally-recognized investment banking firm), divided by total number of outstanding shares of Common Stock of the Company; provided, however, that in the case of clause (iii) of this Section 1.19 if there is an Active Trading Market for the Common Stock at the time of the determination of the FMV per Share, FMV per Share shall be the average of the per share closing prices of the Common Stock for the 20 trading days immediately preceding such determination date.

Section 1.23 - Good Reason

         "Good Reason" shall have the meaning of "Good Reason" set forth in
Section 6.1(b) of the Employment Agreement.

Section 1.24 - Grant Date

         "Grant Date" shall mean the date hereof.

Section 1.25 - Group

         "Group" means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

Section 1.26 - Initial Public Offering

         "Initial Public Offering" shall mean the initial Public Offering (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

Section 1.27 - Lehman

         "Lehman" shall mean Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership.

Section 1.28 - Lockheed Martin

         "Lockheed Martin" shall mean Lockheed Martin Corporation, a Maryland Corporation.

Section 1.29 - Missed Year

         "Missed Year" shall mean a Fiscal Year in which the Company's EBITDA is less than 100% of the EBITDA Target for such Fiscal Year.

Section 1.30 - Options

         "Options" shall mean the non-qualified options, which may include a Time Option and/or a Performance Option, to purchase Common Stock granted under this Agreement.

Section 1.31 - Performance Option

         "Performance Option" shall mean an Option with respect to which the commencement of exercisability is governed by Section 3.2 hereof.

Section 1.32 - Person

         "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.

Section 1.33 - Plan

         "Plan" shall mean the 1997 Option Plan for Key Employees of L-3 Communications Holdings, Inc. and Subsidiaries.

Section 1.34 - Pronouns

         The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.35 - Public Offering

         "Public Offering" shall mean the sale of shares of any class of the Company's stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act of 1933 which results in an Active Trading Market of 25% or more of the outstanding shares of the Common Stock of the Company.

Section 1.36 - Put/Call Percentage

         "Put/Call Percentage" shall mean, initially, 75%, which Put/Call Percentage shall be reduced by 15 percentage points on each anniversary (including the first) of the date hereof.

Section 1.37 - Retirement

         "Retirement" shall mean normal retirement under the terms of any tax-qualified retirement plan of the Company, which retirement occurs more than three years after the Purchase Date. Any purported retirement prior to the third anniversary of the Purchase Date shall be treated the same as a termination without Good Reason.

Section 1.38 - Secretary

         "Secretary" shall mean the Secretary of the Company.

Section 1.39 - Stockholders' Agreement

         "Stockholders' Agreement" shall mean the Stockholders' Agreement dated as of the date hereof among the Company, Lehman, Lockheed Martin, the Optionee and Lanza.

Section 1.40 - Subsidiary

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.41 - Termination of Employment

         "Termination of Employment" shall mean a termination of the Optionee's employment with the Company (regardless of the reason therefor).

Section 1.42 - Time Option

         "Time Option" shall mean an Option with respect to which the commencement of exercisability is governed by Section 3.1 hereof.

Section 1.43 - Transaction Agreement

         "Transaction Agreement" shall mean the Transaction Agreement dated as of March 28, 1997, as amended, by and among the Company, Lehman, Lockheed Martin, the Optionee and Lanza.

                                   ARTICLE II

                                GRANT OF OPTIONS

Section 2.1 - Grant of Options

         For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee a Time Option and/or a Performance Option to purchase any part or all of an aggregate of the number of shares set forth with respect to each such Option on the signature page hereof of its Class A Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Exercise Price

         The exercise price of the shares of Class A Common Stock covered by the Options shall be $6.47 per share subject to adjustment pursuant to Section
2.4 herein without commission or other charge.

Section 2.3 - No Obligation of Employment

         Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

Section 2.4 - Adjustments in Options

         Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such Option, or portions thereof then unexercised, shall be exercisable and the exercise price therefor. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

                                  ARTICLE III

                           EXERCISABILITY of Options

Section 3.1 - Time Options

         Unless otherwise provided in this Agreement, the Time Options shall become exercisable as follows:

                                        Percentage of Class A Common
Date Time Option                        Stock As to which Time Option
Becomes Exercisable                     Is Exercisable
-------------------                     -----------------------------
After the first anniversary                           20%
  of the Closing Date
After the second anniversary                          40%
  of the Closing Date
After the third anniversary                           60%
  of the Closing Date
After the fourth anniversary                          80%
  of the Closing Date

After the fifth anniversary                          100%
  of the Closing Date

Section 3.2 - Performance Options

         (a) Unless otherwise provided in this Agreement, the Performance Option shall become exercisable with respect to 20% of the shares of Class A Common Stock subject to such Performance Option on each of the first five anniversaries of the Closing Date to the extent that the Company's EBITDA for the Fiscal Year equals or exceeds the EBITDA Target.

         (b) If any Fiscal Year is a Missed Year, such Performance Option shall become exercisable with respect to a portion of the shares subject to Performance Options in an amount equal to the product of (i) 20%, (ii) the Applicable Percentage and (C) 571,429.

         (c) If either all or a portion of Optionee's Performance Options do not become exercisable in any year pursuant to the above, the Optionee may "catch-up" based on the Cumulative EBITDA Target in an amount equal to (i) the product of (A) 40%, if the determination is on the second anniversary of the Closing Date, 60%, if on the third anniversary of the Closing Date, 80%, if on the fourth anniversary of the Closing Date and 100%, if on the fifth anniversary of the Closing Date, (B) the Applicable Percentage and (C) 571,429 less (ii) the total number of shares of Common Stock subject to Optionee's Performance Option which have become exercisable.

         (d) Notwithstanding the foregoing, the Performance Option shall become exercisable as to 100% of the shares of Class A Common Stock subject to the Performance Option after nine years after the Closing Date (but only to the extent such Performance Option has not otherwise terminated or become exercisable) at an exercise price of $6.47 per share, as adjusted pursuant to
Section 2.4 herein, whether or not the EBITDA Targets are achieved.

Section 3.3 - Acceleration Events

         Notwithstanding anything in this Article III to the contrary:

         (a) The Time Option shall become immediately exercisable as to 100% of the shares of Class A Common Stock subject to such Time Option (but only to the extent such Time Option has not otherwise terminated or become exercisable) upon the first to occur of: (i) Termination of Employment (A) on account of death or Disability or (B) without Cause or with Good Reason and (ii) a Change of Control.

         (b) The Performance Options shall become fully exercisable early upon the first to occur of: (i) Termination of Employment without Cause or with Good Reason and (ii) a Change of Control; provided, however, that the acceleration provided for in this subsection (b) shall occur if, and only if, (A) 100% or more of the EBITDA Target has been achieved in each Fiscal Year prior to such Termination of Employment or such Change of Control or (B) 100% of the Cumulative EBITDA Target has been achieved in the Fiscal Year immediately preceding such Termination of Employment or such Change of Control.

Section 3.4 - Effect of Termination of Employment

         (a) Except as otherwise provided in this Article III, no Option shall become exercisable as to any additional shares of Common Stock following Termination of Employment.

Section 3.5 - Expiration of Options

         The Options may not be exercised to any extent by Optionee after the first to occur of the following events:

         (a) The tenth anniversary of the Grant Date; or

         (b) The first anniversary of the date of Termination of Employment (i) by reason of death, Disability, or Retirement or (ii) without Cause or for Good Reason; or

         (c) The date of a Termination of Employment for Cause or without Good Reason; or

         (d) If the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Company into another Person, or the exchange or acquisition by another Person of all or substantially all of the Company's assets or 80% or more of its then outstanding voting stock, or the recapitalization, reclassification, liquidation or dissolution of the Company; provided, that the Optionee is either cashed out of such Options or permitted to exercise such Options for a period of at least thirty (30) days prior to the effective date or such event. At least thirty (30) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.5.


                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

         During the lifetime of the Optionee, only he may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under
Section 3.5, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

         Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.5; provided, however, that any partial exercise shall be for whole shares of Class A Common Stock only.

Section 4.3 - Manner of Exercise

         An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.5:

         (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

         (b) Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;

         (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

         (d) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

         (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4 - Conditions to Issuance of Stock Certificates

         The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

         (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

         (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Stockholder

         The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                   ARTICLE V

                                 Puts and Calls

Section 5.1 - Company's Right to Purchase. (a) In the event of any Termination of Employment (i) by the Company without Cause, (ii) due to resignation by the Optionee with Good Reason or (iii) due to the Optionee's Retirement, the Company (or its designee) shall have the right to purchase and cancel, and the Optionee shall be required upon exercise of such right to sell to the Company (or its designee), all of the exercisable Options held by Optionee for an amount equal to the product of (A) the total number of shares of Class A Common Stock subject to exercisable Options held by the Optionee and (B) the Put/Call Percentage as of the date of Termination of Employment, at a price per share equal to the FMV per Share as of the date of such Termination of Employment less the Exercise Price.

         (b) In the event of any Termination of Employment due to (i) death of the Optionee or (ii) Disability of the Optionee, the Company (or its designee) shall have the right to purchase and cancel, and the Optionee shall be required upon exercise by the Company of such right to sell to the Company (or its designee), all of the exercisable Options held by the Optionee for an amount equal to the product of (A) the total number of shares of Class A Common Stock subject to exercisable Options held by Optionee and (B) the FMV per Share as of the date of such Termination of Employment less the Exercise Price.

         (c) In the event of any Termination of Employment (i) by the Company for Cause or (ii) by the Optionee without Good Reason, all Options (whether or not then exercisable) shall terminate without any payment.

         (d) If the Company desires to exercise its right to purchase any Common Stock subject to Options pursuant to this Section 5.1, the Company shall, not later than the date of seventy-five (75) days following such Termination of Employment, send written notice to the Optionee or his estate of its intention to purchase such Options. The closing of such purchase shall take place at the principal office of the Company within thirty (30) days after the giving of such written notice by the Company. The Company's rights to purchase under this Section 5.1 may not be exercised in part. If the Company chooses not to exercise such right, the Company shall not later than seventy-five (75) days after the date of such Termination of Employment send written notice to the Optionee or his estate of its intention not to exercise such right.

Section 5.2 - Optionee's Right to Put. (a) In the event of any Termination of Employment (i) by the Company without Cause, (ii) due to resignation by the Optionee with Good Reason or (iii) due to the Optionee's Retirement, the Optionee shall have the right to put to the Company, and the Company (or its designee) shall be required upon exercise of such right to purchase and cancel, all of the exercisable Options held by Optionee for an amount equal to the product of (A) the total number of shares of Class A Common Stock subject to exercisable Options held by the Optionee and (B) the Put/Call Percentage as of the date of Termination of Employment, at a price per share equal to the FMV per Share as of the date of such Termination of Employment less the Exercise Price.

         (b) In the event of any Termination of Employment due to (i) death of the Optionee or (ii) Disability of the Optionee, the Optionee shall have the right to put to the Company, and the Company (or its designee) shall be required upon exercise of such right to purchase and cancel, all of the exercisable Options held by the Optionee for an amount equal to the product of
(A) the total number of shares of Class A Common Stock subject to exercisable Options held by Optionee and (B) the FMV per Share as of the date of such Termination of Employment less the Exercise Price.

         (c) In the event of any Termination of Employment (i) by the Company for Cause or (ii) by the Optionee without Good Reason, all Options (whether or not then exercisable) shall terminate without any payment.

         (d) If the Optionee or his estate desires to exercise his or its rights pursuant to this Section 5.2, the Optionee or his estate shall give written notice of such intent to the Company no later than the earlier of (i) 90 days after the Company gives notice that it will not exercise its rights under Section 5.1 and (ii) 15 days after the expiration of the Company's rights under Section 5.1. The closing of such purchase shall take place at the principal office of the Company within thirty (30) days after the giving of such written notice to the Company. The Optionee's or his estate's rights to put under this Section 5.2 may not be exercised in part.

Section 5.3 - Payment of Purchase Price by the Company. Notwithstanding the foregoing, the Company shall not be required to purchase for cash any shares of Common Stock subject to Options pursuant to Section 5.1 or Section 5.2 if (a) such purchase would be or would result in a violation by the Company or any of its Subsidiaries of (i) the terms of any debt agreements or other documents related thereto to which the Company or any of its Subsidiaries is a party or (ii) applicable law or (b) the Board of Directors (excluding Messrs. Lanza and LaPenta or their respective nominees) unanimously determines that such purchase would be reasonably likely to materially impact the Company's available cash, require unsuitable additional debt to be incurred by the Company or otherwise have a material adverse effect on the financial condition of the Company. If the Company is precluded from paying for all or any portion of the Options in cash pursuant to the preceding sentence, the Company shall issue a subordinated note to the Optionee or his estate in respect of the Options not purchased for cash, which note shall be repaid in cash (i) from the proceeds obtained by the Company from the sale of Common Stock in an Initial Public Offering and (ii) at such time that the Board of Directors determines that the conditions described in the preceding sentence no longer exist; provided, that such note shall (A) bear pay-in-kind interest at a rate per annum which, in the opinion of an independent, mutually acceptable nationally-recognized investment banking firm, will result in such note having a fair market value on the date of issuance equal to the aggregate principal amount thereof, (B) be payable in full on April 30, 2007 except as otherwise provided herein, (C) be subordinated to the Company's obligations under any guarantee of any bank credit obligations of its subsidiaries and (D) contain such other covenants, events of default and other terms and conditions customary for notes of that kind. If in connection with the exercise of rights pursuant to Section 5.1 or 5.2, the Company is required to issue a subordinated note, at the request of the Optionee, the Company (by action of the Board) will in good faith endeavor to cause the Company to purchase the Options to be purchased pursuant to Section 5.1 or 5.2 in exchange for the issuance of a subordinated note so long as such purchase is permitted by the terms of any debt agreements or other documents related thereto to which the Company or any of its subsidiaries is a party; provided, that in no event shall the Company (or the Board) be required to cause the Company to purchase such Options unless in its judgment such purchase on the terms set forth herein would not have a material adverse impact on the Company's ability to raise debt financing on commercially reasonable terms. Any subordinated note issued by the Company pursuant to the foregoing shall contain such covenants, events of default and other terms and conditions customary for notes of that kind, including terms described in (A)-(C) above, except that (x) interest on such note shall be payable in cash and (y) such note shall be payable in full on August 15, 2007 except as otherwise provided herein and shall be subordinated to the Company's obligations under any bank credit obligations or senior subordinated debt. In the event that the Company is precluded from paying for all or any portion of the Options in cash because such purchase would be or would result in a violation by the Company or any of its Subsidiaries of the terms of any debt agreements or other documents related thereto to which the

Company or any of its Subsidiaries is a party, the Company shall use its reasonable best efforts to obtain, or cause any such Subsidiary to obtain, a waiver under such debt agreements or other agreements of such term or terms to allow the Company to pay for all or any portion of the Options in cash.

Section 5.4 - Termination of Put/Call Rights. The rights and obligations set forth in this Article 5 shall lapse upon a Public Offering.


                                   ARTICLE VI

                                 MISCELLANEOUS

Section 6.1 - Administration

         The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 6.2 - Options Not Transferable


         Neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 6.3 - Shares to Be Reserved

         The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 6.4 - Notices

         Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 6.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 6.5 - Titles

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.6 - Applicability of Plan, Common Stock Subscription Agreement and Stockholders' Agreement.

         The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan, Common Stock Subscription Agreement and the Management Stockholders' Agreement, to the extent applicable to the Options and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Common Stock Subscription Agreement, the terms of the Common Stock Subscription Agreement shall control. In the event of any conflict between this Agreement or the Plan or the Common Stock Subscription Agreement and the Stockholders' Agreement, the terms of the Stockholders' Agreement shall control.

Section 6.7 - Amendment

         This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 6.8 - Governing Law

         The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 6.9 - Jurisdiction

         Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York, as the Company may elect in its sole discretion, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of New York, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                           L-3 COMMUNICATIONS HOLDINGS, INC.


                                           By /s/ Michael T. Strianese
                                              ------------------------------
                                              Its Vice President, Finance
                                                  and Controller
                                                  --------------------------
/s/ Robert V. LaPenta
-----------------------------------        Aggregate number of shares of
         Robert V. LaPenta                 Class A Common Stock for which
                                           the Time Option granted
                                           hereunder is exercisable:
                                           571,428

L-3 Communications Corporation
-----------------------------------
600 Third Avenue
New York, NY 10016                         Aggregate number of shares of
-----------------------------------        Class A Common Stock for which
             Address                       the Performance Option granted
                                           hereunder is exercisable:
                                           571,429


Robert V. LaPenta's Taxpayer
Identification Number:


-------------------------------

                                   Schedule A
                                   ----------

                                 EBITDA Targets
                                 --------------
($ in millions)

                              EBITDA Target*        Cumulative EBITDA Target*
                              --------------        -------------------------

1997 (9 months only)              $70.5
1998                               97.4                      $167.9
1999                              104.1                       272.0
2000                              112.4                       384.4
2001                              120.5                       504.9

-------------
* Upon disposition or acquisition of any business or substantial portion of the assets of the Company or another company, the EBITDA Targets for the year of such disposition or such acquisition and each subsequent year shall be adjusted to eliminate or include, as the case may be, the income and expense related to the business or assets that were subject to disposition or acquisition.

         Such adjustments must be consented to by all non-management directors of the Board of Directors. If such directors cannot so consent, the adjustment proposal shall be submitted to the Company's independent auditors, who can consult with the necessary consultants for binding resolution.

                                   Schedule B
                                   ----------

                             Applicable Percentage
                             ---------------------

Target Achieved Percentage of EBITDA                     Applicable
(annual or cumulative) (Pct.)                            Percentage
------------------------------------                     ----------
Less than 85                                                 0.00
85 but less than 89                                         25.00
89 but less than 95                                         50.00
95 but less than 99                                         75.00
99 or more                                                 100.00